Exhibit 10.16
(English Translation)

Loan Agreement

The Loan Agreement (“the Agreement”) is concluded by each party in Dalian on March 2, 2011.
Borrower (“Party A”): DALIAN HEAVY MINING EQUIPMENT MANUFACTURING CO., LTD.
Address: No.26, Gaoneng Street, High-tech Zone, Dalian
Legal representative: Lixin Wang

Lender (“Party B”):  Lixin Wang
Address: 5-3, No.54, Xinhe Street, Xigang District, Dalian, Liaoning
Nationality: People’s Republic of China

In view of:
1．           Party A is a joint venture company legally organized, and validly existing within the territory of the People's Republic of China;
2．           Party B agrees to offer a loan to Party A.

Party A and Party B reach the following Agreement in respect of the loan upon friendly negotiation:

1.           Amount of loan and grant of loan
（1）Party B agrees to loan Party A a total of RMB 5,000,000 Yuan (hereinafter referred to as “the Loan”).
（2）Party B shall transfer the Loan to the account of Party A within three days from the date of signing this Agreement.

2.           Interest rate of Loan
（1）The interest of the Loan is calculated according to an 8 % annual interest rate (365 days per year).
（2）Actual interest is calculated according to actual days of the Loan for Party A and annual interest.

3.           Term of loan and mode of repayment
（1）Party A shall repay principal and interest of the Loan to Party B on August 31, 2011.

4.           Warranties and Undertakings of Party A
（1）Party A is a joint venture company legally organized, and validly existing.
（2）Information and data offered and disclosed to Party B by Party A are true, complete, accurate and adequate with no misleading contents.
（3）Party A shall be free of the following matters as of the date of signing this contract:
（a）Any matter which would change or have material adverse effect on production and operation, assets, debts, financial affairs or other business prospects of Party A;
（b）Matters of resignation or termination of employment for senior managers and important employees;
（c）In addition to the case of prior notice and the consent of Party B, mortgage, pledge, guarantee, lien and other matters which would cause material change to assets of Party A would not be set;
（d）Waiving any rights with value or creditor's rights;
（e）Lending money to shareholders, senior managers or employees of company directly or indirectly;
（f）Arranging compensation agreements with any employee, senior manager or shareholder;
（g）Declaring or paying dividend of company or distribute assets of company;
（h）Debts, obligations or responsibilities incurred or defined to result in reduction of assets of Party A, in addition to debts incurred by current normal business;
（4）In addition to the following cases, Party A didn’t sign internal trade agreement with senior managers, director, manager, shareholder or employee;
（a）Paying salary of service jobs;
（b）Repaying reasonable expense incurred by company;
（c）Debts listed in financial statement of company;
（5）Any senior administrator, director, important employee or shareholder doesn’t get into debt to company.
（6）Litigation: No matters which had been occurred or may forecast reasonably the serious adverse consequence or may threat and prevent Party A from signing the contract; no litigation, arbitration or case of administrative penalty which may change current property ownership of Party A. Party A is not one party or not restricted by order of government, document, ban, and adjudication or verdict provisions. Party A is free of lawsuits, arbitrations or administrative investigation cases which are unsettled or ready to sue.
（7）Taxation: Party A has declared on time and paid various taxes in full according to laws, free of tax evasion and tax arrears, without tax administrative punishment.
（8）Party A obtains administrative permit or approval documents legally in respect of its current business activities, free of violations of Chinese laws, regulations, rules, decrees or stipulations in normative documents of administrative authorities when engaged in business activities.
（9）Environment and Safety Law: Party A never has administrative punishment related to environmental protection or labor safety.
（10）Insurance: Party A has covered commercial insurance against relevant of company according to commercial practices or business needs, and has paid insurance cost in full on time.
（11）Labor issue: Party A is free of illegal employment, and has paid various social insurance in full on time for employees in accordance with Chinese Labor Law, Labor Contract Law and regulations of relevant labor policies.
（12）Any event or notice received which may have effect on assets of Party A or assumption of joint warranty liability, and event or notice which may change any warranty, obligation of Party A under the contract or may have effect on obligation of this contract shall be notified to Party B within 3 working days upon the date of occurrence of the event or reception of the notice.

5.           Confidentiality
（1）Information acquired due to sign and performance of this contract and related to the following should be strictly kept confidential by both parties, but in addition to those can be disclosed in Article 2:
（a）various articles of the agreement;
（b）negotiation related to the agreement;
（c）subject of the agreement;
（d）commercial secret of each party;
（2）information of (1) in this article can only be disclosed by each party in the following cases:
（a）requirements of laws and regulations;
（b）requirements of government agency and supervision organization with jurisdiction;
（c）disclose to professional consultant or lawyer (if any)
（d）not due to fault of the party, information is spread to public domain;
（e）prior written consent of two parties;
（3）This article is still effective after termination of the agreement, without time limit.

6.           Liability for breach of contract
（1）If Party A fails to pay back the principal and interest on schedule according to the provisions of this Agreement, Party A should pay back all principals and pay overdue fines per day according to the amount of delay repayment and day interest rate of 0.3%.
（2）If there is great flaws existing in the promises and guarantee made by Party A in the Article 4 of this Agreement, Party A should pay to Party B as penal sums.

7.           Notification
The notifications or other communication between all parties of this Agreement (Hereinafter referred to as “Notification”) shall be in writing, methods of services including but not limited to the service in person or send written document by post or the services by means of fax and e-mail.

8.           Force majeure
（1）”Force majeure” in this Agreement means the natural calamities or social events can not been foreseen, overcome or avoided when Party A and Party B signing this Agreement, including but not limited to earthquake, typhoon, flood, snowstorm or other natural calamities, war, disturbance, strike or other social events explicitly regulated by Chinese laws and regulations.
（2）One party suffering an event of force majeure should notify the other parties by the fastest way and method and state the reasons causing this Agreement prevented from performing all or part of its obligations or delaying in performance and the corresponding measures have been taken to avoid or prevent the expansion of loss.
（3）One party suffering an event of force majeure should offer evidence to confirm the fact of the occurrence of the event of force majeure at latest within five days after the end date of this event of force majeure determined by the local officials.
（4）After affirmation by the other parties, one party suffering an event of force majeure may exempt from the liability for breach of contract causing from the event of force majeure.
（5）One party suffering an event of force majeure fails to notify the other parties when the event of force majeure happen, or fails to offer the patent or evidence to confirm the fact of this event of force majeure, this party has no right to ask for exception.
（6）One party suffering an event of force majeure fails to take the reasonable measures to avoid or prevent the expansion of loss, this party has no right to relief from the expansion part of loss.

9.           Applicable law and settlement of disputes
（1）This Agreement and construction of terms and articles thereof shall be governed by the laws of the People’s Republic of China.
（2）All disputes arising from the performance of this Agreement shall be settled through friendly negotiation of all parties involved. If negotiations or mediation fail, all parties of this Agreement may submit disputes to Beijing Arbitration Committee. The arbitral award is final and binding upon all parties.

10.           Other terms
（1）Taxes, fees and commitment: All kinds of taxes and fees involved during the implementation of this Agreement, including but not limited to stamp-tax, business tax and handling charge. The taxes and fees should be assumed separately by both parties involved.
（2）Assignment of the Agreement
（a） Without the consent of Party B, Party A should not assign the rights and obligations under this Agreement in whole or part to the third party. This Agreement shall be binding on Party A and its successor or the permitted assignee.
（b） Party B may assign the rights and obligations under this Agreement in whole or part to the person (Natural person / Legal person) specified by Party B at any time. On this occasion, the assignee should enjoy and assume the rights and obligations Party B enjoys under this Agreement, as same as it should enjoy and assume as the original agreement party.
（3）Division：If any one or several provisions of this Agreement have been part or all ruled invalid, illegal or unenforceable according to the provisions of laws or regulations, the effectiveness, validity or enforceability of the remaining provisions of this agreement should not be influenced or damaged for this reason. All parties should strive for replacing those invalid, illegal or enforceable provisions with the valid provisions which are lawful within the maximum limit expected by all parties through sincere negotiations. And that the economic results generated from such valid provisions should be similar to those generated from those invalid, illegal or unenforceable provisions as far as possible.
（4）Modification of the Agreement: Any modification to supplement or alteration of this Agreement shall be made in written form and become effective after signatures and stamps of all parties.
（5）Language and transcript: This Agreement is written in Chinese. This Agreement is in duplicate originals with both of Party A and Party B holding one copy each.
（6）Become effective: This Agreement will become effective after signatures and stamps of all parties or the authorized representatives of all parties.

[Signature page follows]

Borrower（"Party A"）：

（Seal）： /s/ Dalian Corporate Seal

Lender（"Party B"）：

（Signature）：/s/ Lixin Wang